UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2024

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 346-398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2024, Innovex International, Inc. (the “Company”) entered into letter agreement with Kyle McClure, the former Vice President and Chief Financial Officer of the Company, pursuant to which Mr. McClure will provide specified services as independent contractor to the Company related to a financial settlement of amounts due to the Company from a counterparty (the “McClure Letter Agreement”). Pursuant to the McClure Letter Agreement, the Company will pay Mr. McClure a fixed rate of $10,000 per month, payable within 10 days of Mr. McClure’s submission, and the Company’s approval, of monthly invoices submitted to the Company by Mr. McClure. The McClure Letter Agreement provides for an additional fixed fee of $10,000 for any out of country trip performed at the request of the Company. The McClure Letter Agreement may be terminated by the Company or Mr. McClure upon written notice to other party and the Company will pay Mr. McClure any fees then due and payable for services completed up to and including the date of termination.

The foregoing description is qualified in its entirety by the full text of the McClure Letter Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits:

10.1	Letter Agreement between Innovex International, Inc. and Kyle McClure, dated as of September 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVEX INTERNATIONAL, INC.

By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer

Date: September 12, 2024